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                             CONSULTING AGREEMENT

     This Consulting Agreement ("Agreement") is made as of this first day of January, 1996 between Donald C. Trauscht having an address at 4 Arden Court, Oak Brook, Illinois 60521 ("Consultant") and Borg-Warner Security Corporation, a Delaware Corporation having its principal place of business at 200 South Michigan Avenue, Chicago, Illinois 60604 (the "Company").

     WHEREAS, Consultant has the ability to offer to the Company expertise, knowledge and assistance regarding matters relating to the Company and its business and the Company desires to retain Consultant to provide such services.

     NOW THERETOFORE, Consultant and  Company agree as follows:

     1. Nature of Work - Upon the request of the Chief Executive Officer of the Company ("CEO"), Consultant will provide consulting, advisory and other services ("Services") to the CEO with respect to the Company and its subsidiaries and their business.

     2. Payment - The Company will pay Consultant a fee of One Hundred Thousand ($100,000.00) for the term of this Agreement, with one-half payable on January 15, 1996 and the remainder payable on July 15, 1996. If both parties agree that the Services required by the CEO under this Agreement exceed what was reasonably expected by the Consultant, then the Consultant and CEO shall meet and discuss an appropriate increase in the consulting fee.

     3. Term - The term of this Agreement shall begin on January 1, 1996 and shall end at the close of business on December 31, 1996.

     4. Status of Consultant - Consultant shall perform the Services hereunder as an independent contractor and consultant. Except as otherwise provided in the March Agreement (as defined in Section 6 below), Consultant shall at no time and under no circumstances be deemed an employee, agent, or representative of the Company for any purposes whatsoever including, but not limited to, worker's compensation, social security, state or federal unemployment insurance, withholding or other taxes of a similar or general nature or eligibility for any benefits available to employees of the Company. Consultant does not have the authority to and shall not bind or commit the Company to any other party.

     5. Assignment - This Agreement requires the Consultant's personal services and is not assignable by Consultant.

     6. March Agreement - Nothing herein shall be deemed to waive, release, or amend any term or condition of that certain Agreement between Consultant and Company dated as of March 28, 1995, as amended ("March Agreement").

In witness whereof the parties have executed this Agreement as of the day and year first above writen.


                                                    /s/ DONALD C. TRAUSCHT
                                                --------------------------------
                                                        Donald C. Trauscht


                                                BORG-WARNER SECURITY CORPORATION


                                                By:  /s/ J. JOE ADORJAN
                                                   -----------------------------